UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

LivaNova PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares - £1.00 nominal value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Cash Exchangeable Senior Notes and Indenture

On June 17, 2020, LivaNova USA, Inc. (the “Issuer”), a direct wholly owned subsidiary of LivaNova PLC (“LivaNova”), issued $287.5 million in aggregate principal amount of 3.00% Cash Exchangeable Senior Notes due 2025 (the “Notes”) pursuant to an Indenture, dated as of June 17, 2020, among LivaNova, the Issuer and Citibank, N.A, as trustee (the “Indenture”). The Notes were sold in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, on June 11, 2020, the Issuer granted the initial purchasers in the offering (the “Initial Purchasers”) an option to purchase up to an additional $37.5 million principal amount of the Notes (the “Additional Notes”), solely to cover over-allotments. The Initial Purchasers have exercised that option in full and the Additional Notes issued in connection therewith are included in the $287.5 million aggregate principal amount of Notes that were issued.

The Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by LivaNova. The Notes and LivaNova’s guarantee are the senior unsecured obligations of the Issuer and LivaNova, respectively.

The Notes will bear interest from June 17, 2020 at a rate of 3.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. The Notes will mature on December 15, 2025, unless earlier exchanged, redeemed or repurchased.

Holders of the Notes may exchange their Notes solely into cash, at their option at any time prior to the close of business on the business day immediately preceding September 15, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of LivaNova’s ordinary shares, with a nominal value of £1.00 per share (the “Ordinary Shares”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Ordinary Shares and the exchange rate for the Notes on each such trading day; (3) if the Issuer calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after September 15, 2025, holders may exchange all or any portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon exchange, in lieu of receiving any Ordinary Shares, a holder will receive, per $1,000 principal amount of Notes being exchanged, an amount in cash equal to the settlement amount determined as set forth in the Indenture. The Notes are not exchangeable into Ordinary Shares or any other securities under any circumstances.

The exchange rate for the Notes is initially 16.3980 Ordinary Shares per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $60.98 per Ordinary Share). The exchange rate is subject to adjustment in circumstances set forth in the Indenture. In addition, if a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs prior to the maturity date or following the Issuer’s delivery of a notice of redemption, the Issuer will, in circumstances set forth in the Indenture, increase the exchange rate for a holder that elects to exchange its Notes in connection with such a corporate event or during the related redemption period, as the case may be, in each case as set forth in the Indenture.

The Issuer may redeem the Notes at its option, prior to December 15, 2025, in whole but not in part, in connection with tax-related events set forth in the Indenture.

The Issuer may also redeem the Notes at its option, on or after June 20, 2023, in whole or in part, if the last reported sale price per Ordinary Share has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Issuer provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If a “Fundamental Change” (as defined in the Indenture) occurs, holders may require the Issuer to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Issuer, LivaNova or any significant subsidiary of LivaNova after which the Notes would become automatically due and payable.

A copy of the Indenture and form of the Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On June 11, 2020, in connection with the pricing of the Notes, the Issuer entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers or their affiliates (the “Option Counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of Ordinary Shares underlying the Notes, and the number of options under the Capped Call Transactions was automatically increased to cover the Ordinary Shares underlying the Additional Notes issued.

The Capped Call Transactions are expected generally to offset any cash payments the Issuer is required to make in excess of the principal amount of exchanged Notes in the event that the market price per Ordinary Share, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the exchange price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the exchange rate of the Notes. If, however, the market price per Ordinary Share, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would not be an offset of such potential cash payments to the extent that such market price exceeds the cap price of the Capped Call Transactions.

The cap price of the Capped Call Transactions will initially be $100.00 per share, which represents a premium of approximately 113.17% over the last reported sale price of the Ordinary Shares of $46.91 per share on the NASDAQ Global Market on June 11, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Issuer will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the Capped Call Transactions, but the Issuer will be entitled to receive from them an amount of cash generally based on the amount by which the market price per Ordinary Share, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions. However, if the market price per Ordinary Share, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions during such valuation period, the amount of cash the Issuer expects to receive upon exercise of the Capped Call Transactions will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Issuer with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of capped call confirmation relating to the Capped Call Transactions filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

The Notes (including the Additional Notes) were offered and sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuer relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement pursuant to which the Issuer sold the Notes to the Initial Purchasers. The Notes (including the Additional Notes) have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of June 17, 2020, among LivaNova USA, Inc., as Issuer, LivaNova PLC, as Guarantor, and Citibank, N.A., as Trustee.

4.2	Form of 3.00% Cash Exchangeable Senior Notes due 2025 (included in Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: June 17, 2020	By:	/s/ Keyna Skeffington
	Name:	Keyna Skeffington
	Title:	Senior Vice President & General Counsel